UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2011

PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road Purchase, New York 10577
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition of Assets

On February 3, 2011, PepsiCo, Inc. (“PepsiCo”) announced that it had completed the previously announced acquisition of ordinary shares (“Shares”), American Depositary Shares (“ADSs”), and Global Depositary Shares (“GDSs”) of Wimm-Bill-Dann Foods OJSC, a company incorporated in the Russian Federation (“WBD”), which represent in the aggregate approximately 66% of WBD’s outstanding Shares, pursuant to the Purchase Agreement dated December 1, 2010 (the “Purchase Agreement”) between PepsiCo and certain selling shareholders of WBD for approximately $3.8 billion.  The acquisition increased PepsiCo’s total ownership of WBD to approximately 77%.

PepsiCo expects to make an offer in Russia (the “Russian Offer”) on or before March 11, 2011 to acquire all of the remaining Shares, in accordance with the mandatory tender offer rules of the Russian Federation.  The price to be paid in the Russian Offer will be 3,883.70 Russian rubles per Share.  This price is $132, which is the highest amount PepsiCo paid to the selling shareholders pursuant to the Purchase Agreement, converted to Russian rubles at the highest Central Bank of Russia exchange rate established for February 3, 2011 and all subsequent days on which the Shares purchased under the Purchase Agreement were transferred to PepsiCo.  WBD will distribute information materials relating to the Russian Offer on or about March 26, 2011, pursuant to Russian law.  Concurrently with the Russian Offer, PepsiCo expects to make an offer (the “U.S. Offer” and together with the Russian Offer, the “Offers”) to all holders of ADSs at a price per ADS equal to 970.925 Russian rubles (which is one-fourth of 3,883.70 Russian rubles since each ADS represents one-fourth of a Share), without interest and less any fees, conversion expenses and applicable taxes.  This amount will be converted to U.S. dollars at the spot market rate on or about the date that PepsiCo pays for the ADSs tendered in the U.S. Offer.  Information concerning the U.S. Offer will be distributed to holders of ADSs and will be filed by PepsiCo with the U.S. Securities and Exchange Commission (“SEC”) on or about March 11, 2011.  PepsiCo expects that the Offers will remain open for approximately 70 calendar days, expiring in the second half of May, although the U.S. Offer is expected to expire several business days before the expiration of the Russian Offer.

After expiration of the Offers, and assuming the applicable requirements are met, PepsiCo plans to cause WBD to delist the ADSs from the New York Stock Exchange, terminate the registration of the ADSs and Shares under the U.S. Securities Exchange Act of 1934, as amended, terminate the ADS deposit agreement and delist the Shares from the Russian Trading System.  In addition, if after consummation of the Offers, PepsiCo owns Shares of WBD representing more than 95% of the outstanding Shares, PepsiCo intends to purchase any Shares (and ADSs) not owned by PepsiCo at a price determined by Russian law.

Attached as Exhibits 99.1 and 99.2 and incorporated by reference into this Item 2.01 are copies of PepsiCo’s press release announcing the acquisition of 66% of WBD dated February 3, 2011, and PepsiCo’s press release announcing the pricing for the Offers dated February 3, 2011, respectively.

Important Additional Information

This release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Shares, ADSs, GDSs, or other WBD securities.

In connection with the Russian Offer, PepsiCo will file a mandatory tender offer document with the Russian Federal Service for the Financial Markets (“FSFM”).  Wimm-Bill-Dann will distribute the Russian mandatory tender offer document, together with recommendations of its board of directors and related Russian offer acceptance materials, to holders of Shares.  Copies of the Russian Offer documents will also be available by contacting Orient Capital, the information agent for the Russian Offer, at +44 207 776 7574 or at the website maintained by Wimm-Bill-Dann at www.wbd.ru.

In connection with the U.S. Offer, a tender offer statement and related materials will be filed by PepsiCo with the SEC and WBD’s solicitation/recommendation statement relating to the offer will be filed by WBD with the SEC.  PepsiCo will mail these materials for the U.S. Offer to ADS holders.  Investors and security holders will also be able to obtain a copy of these statements and other documents filed by PepsiCo and WBD free of charge at the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement, the solicitation/recommendation statement, and related materials will be available free of charge by contacting PepsiCo’s information agent for the U.S. Offer, Innisfree M&A Incorporated, toll-free at 877-750-9496 (for ADS holders in the U.S. and Canada) or 412-232-3651 (for ADS holders in other countries).  ADS holders in the EU may also call Innisfree’s wholly-owned subsidiary Lake Isle M&A Incorporated, free-phone at 00 800-7710-9971.

Investors and security holders are urged to carefully read the tender offer statements and any other documents relating to the Offers filed by PepsiCo with the SEC and FSFM when they become available, as well as any amendments and supplements to those documents, because they will contain important information.

About PepsiCo

PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 19 different product lines that each generate more than $1 billion in annual retail sales. Our main businesses – Frito-Lay, Quaker, Pepsi-Cola, Tropicana and Gatorade – also make hundreds of other nourishing, tasty foods and drinks that bring joy to our consumers in more than 200 countries. With annualized revenues of nearly $60 billion, PepsiCo’s people are united by our unique commitment to sustainable growth, called Performance with Purpose. By dedicating ourselves to offering a broad array of choices for healthy, convenient and fun nourishment, reducing our environmental impact, and fostering a diverse and inclusive workplace culture, PepsiCo balances strong financial returns with giving back to our communities worldwide. For more information, please visit www.pepsico.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this release that are "forward-looking statements" are based on currently available information, operating plans and projections about future events and trends.  They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements.  Such risks and uncertainties include, but are not limited to: PepsiCo’s ability to achieve the synergies and value creation contemplated by the acquisition of Wimm-Bill-Dann; loss of key employees or customers or other business disruption as a result of the acquisition of Wimm-Bill-Dann; PepsiCo’s ability to promptly and effectively integrate the businesses of Wimm-Bill-Dann and PepsiCo; and the diversion of management time on issues related to the proposed tender offers for Wimm-Bill-Dann shares; changes in demand for PepsiCo's products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo's reputation; trade consolidation, the loss of any key customer, or failure to maintain good relationships with PepsiCo's bottling partners; PepsiCo's ability to hire or retain key employees or a highly skilled and diverse workforce; unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; changes in the legal and regulatory environment; PepsiCo's ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business process transformation initiative or outsource certain functions effectively; unfavorable economic conditions and increased volatility in foreign exchange rates; PepsiCo's ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo's supply chain; climate change or changes in legal, regulatory or market measures to address climate change; PepsiCo's ability to realize the anticipated cost savings and other benefits expected from the acquisitions of The Pepsi Bottling Group, Inc. and PepsiAmericas, Inc.; failure to renew collective bargaining agreements or strikes or work stoppages; and any downgrade of PepsiCo's credit rating resulting in an increase of its future borrowing costs.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.                      Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated February 3, 2011 issued by PepsiCo, Inc. (incorporated by reference to the Schedule TO-C of PepsiCo, Inc. filed February 3, 2011).

99.2	Press Release dated February 3, 2011 issued by PepsiCo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date:	February 4, 2011	By:	/s/ Thomas H. Tamoney, Jr.
			Name:	Thomas H. Tamoney, Jr.
			Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated February 3, 2011 issued by PepsiCo, Inc. (incorporated by reference to the Schedule TO-C of PepsiCo, Inc. filed February 3, 2011).
99.2	Press Release dated February 3, 2011 issued by PepsiCo, Inc.